Exhibit 4.1

5.875% Series F Non-Cumulative Redeemable Preferred Shares

PAR VALUE $1.00

5.875% Series F Non-Cumulative Redeemable Preferred Shares

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

PARTNERRE LTD.

INCORPORATED IN THE ISLANDS OF BERMUDA UNDER THE COMPANIES ACT, 1981

THIS IS TO CERTIFY THAT

is the registered holder of

CUSIP G68603 12 8

SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON·ASSESSABLE 5.875% SERIES F NON-CUMULATIVE REDEEMABLE PREFERRED SHARES OF PAR VALUE US$1.00 EACH OF

PartnerRe Ltd. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Memorandum of Association and Bye-Laws and Certificate of Designation of the Company and all amendments thereof to all of which the holder by acceptance hereof assents and shall be transferable in accordance therewith. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR,

By

AUTHORIZED SIGNATURE

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4

CUSIP XXXXXX XX X Holder ID XXXXXXXXXX

Insurance Value 00.1,000,000 Number of Shares 123456

DTC 12345678901234512345678

Certificate Numbers Num/No Denom. Total.

1234567890/1234567890 111 1234567890/1234567890 222 1234567890/1234567890 333 1234567890/1234567890 444 1234567890/1234567890 555 1234567890/1234567890 666

Total Transaction 7

President & CEO

Secretary

Shares

016570| 003590|127C|RESTRICTED||4|057-423

123456Certificate Number

ZQ000000 premitted seal partnerRe ltd.

Notwithstanding any other provision of the terms of the 5.875% Series F Non-Cumulative Redeemable Preferred Shares (the “Series F Preferred Shares”), except as provided in Section 10 of the Certificate of Designation, Preferences and Rights of 5.875% Series F Non-Cumulative Redeemable Preferred Shares of PartnerRe Ltd. (the “Certificate of Designation”) no Person shall be permitted to Own or Control (as such terms are defined in the Amended and Restated Bye-Laws of the Company in effect as of May 22, 2009 (the “Bye-Laws”) shares in PartnerRe Ltd. (the “Company”) (including the Series F Preferred Shares) (the “Shares”) to the extent that such holder or any other Person (as such term is defined in the Certificate of Designation) would be in violation of Bye-Law 6.1; nor may any Shares be issued or any transfer of Shares be made if the effect of such issuance or transfer would be to cause a violation of Bye-Law 6.1. To the extent that, for any reason whatsoever and by any method howsoever, a Person, whether an existing shareholder or not of the Company, would otherwise be considered a Ten Percent Shareholder (as such term is defined in the Bye-Laws), then Bye-Laws 6.2 to 6.6 (and any other applicable Bye-Laws) shall apply. No transfer (including a repurchase by the Company) may be made if the effect of such transfer would result in the transferee or any other shareholder of the Company controlling in excess of nine and nine-tenths per cent (9.9%) of all of the issued and outstanding Shares. However, the limitations stated above shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common UNIF GIFT MIN ACT -Custodian

(Cust) (Minor)

TEN ENT—as tenants by the entireties under Uniform Gifts to Minors Act

(State)

JT TEN—as joint tenants with right of survivorship UNIF TRF MIN ACT -Custodian (until age) and not as tenants in common (Cust) under Uniform Transfers to Minors Act

(Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

FOR VALUE RECEIVED hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate.

Dated: 20 Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

Signature

Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.